EXHIBIT 32.1

KINETIK HOLDINGS INC.

Certification of Principal Executive Officer

I, Jamie Welch, Chief Executive Officer, President, Chief Financial Officer and Director, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the Quarterly Report on Form 10-Q of Kinetik Holdings Inc. for the quarterly period ending June 30, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. §78m or §78o (d)) and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Kinetik Holdings Inc.

Date: August 8, 2023

/s/ Jamie Welch
Jamie Welch
Chief Executive Officer, President, Chief Financial Officer and Director